EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31,  2020 relating to our audit of the consolidated financial statements of Legacy Housing Corporation and Subsidiaries as of and for the year ended December 31, 2019, which appears in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2020.

/s/ BKD, LLP

Dallas, Texas

March 31, 2020